UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2014

SNYDER’S-LANCE, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	0-398 (Commission File Number)	56-0292920 (IRS Employer Identification No.)

13024 Ballantyne Corporate Place, Ste 900, Charlotte, NC (Address of Principal Executive Offices)	28277 (Zip Code)

Registrant's telephone number, including area code: (704) 554-1421

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 13, 2014, Snyder’s-Lance (the “Company”) borrowed a total of $205 million under the revolving credit facility of its amended and restated credit agreement, dated May 30, 2014 (the “Credit Agreement”), from the lenders named therein, with Bank of America, N.A., as administrative agent. The borrowings under the Credit Agreement were used to fund (a) the acquisition of all of the outstanding shares and membership interests of Baptista’s Bakery, Inc. and 5C Investments LLC, respectively, and (b) the reimbursement of certain capital expenditures in connection with the acquisition (both as described under Item 8.01 below). A summary of the material terms of the Credit Agreement is set forth in the Company’s Current Report on Form 8-K filed on June 4, 2014.

Item 8.01. Other Events.

On June 13, 2014, S-L Snacks National, LLC (“S-L Snacks”), a North Carolina limited liability company and indirect wholly owned subsidiary of Snyder’s-Lance, Inc. (the “Company”), completed the previously announced acquisition (the “Acquisition”) of all of the issued and outstanding shares and membership interests of Baptista’s Bakery, Inc. (“Baptista’s”) and 5C Investments LLC (“5C Investments” and, together with Baptista’s, the “Target Companies”) pursuant to the Stock and Membership Interest Purchase Agreement, dated as of May 6, 2014 (the “Purchase Agreement”), by and among the Company, S‑L Snacks, the Target Companies, the Nannette M. Gardetto 1994 Trust (the “Seller”) and Nannette M. Gardetto.

The Acquisition purchase price of approximately $197.3 million was funded by a drawing under the revolving credit facility of the Company’s Credit Agreement. Pursuant to the terms of the Purchase Agreement, the Acquisition purchase price included approximately $1.1 million paid for estimated cash held by the Target Companies and a $1.2 million adjustment for estimated working capital.

In connection with the closing of the Acquisition, S-L Snacks also paid to the Seller approximately $7.0 million for the reimbursement of certain capital expenditures made by the Target Companies pursuant to the Capital Expenditure Reimbursement Agreement, dated May 6, 2014 and the Amendment to Capital Expenditure Reimbursement Agreement, dated June 13, 2014 (as amended, the “CapEx Reimbursement Agreement”), by and among each of the parties to the Purchase Agreement.

A summary of the material terms of the Purchase Agreement is set forth in the Company’s Current Report on Form 8-K filed on May 8, 2014. Such summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

    A summary of the material terms of the CapEx Reimbursement Agreement is set forth in the Company’s Current Report on Form 8-K filed on May 8, 2014. Such summary of the CapEx Reimbursement Agreement is not complete and is qualified in its entirety by reference to the full text of the CapEx Reimbursement Agreement, a copy of which is attached hereto as Exhibit G to the Purchase Agreement which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

A copy of the press release issued on June 16, 2014 by the Company announcing the completion of the Acquisition is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
2.1
Stock and Membership Interest Purchase Agreement, dated as of May 6, 2014, by and among Snyder's-Lance, Inc., Baptista's Bakery, Inc., 5C Investments, LLC, Nannette M. Gardetto 1994 Trust, Nannette M. Gardetto and S-L Snacks National, LLC.

99.1	Press Release, dated June 16, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNYDER'S-LANCE, INC.
(Registrant)

Date: June 19, 2014	By:	/s/ A. Zachary Smith III
A. Zachary Smith III
Secretary

SECURITIES AND EXCHANGE COMMISSION
Washington, DC

EXHIBITS

CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
June 13, 2014	0-398

SNYDER’S-LANCE, INC.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1
Stock and Membership Interest Purchase Agreement, dated as of May 6, 2014, by and among Snyder's-Lance, Inc., Baptista's Bakery, Inc., 5C Investments, LLC, Nannette M. Gardetto 1994 Trust, Nannette M. Gardetto and S-L Snacks National, LLC.

99.1	Press Release, dated June 16, 2014